Exhibit 4.6
FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
     This First Amendment to Fourth Amended and Restated Registration Rights Agreement (this “Amendment”) is entered this 25th day of November 2008, by and among BroadSoft, Inc., a Delaware corporation (the “Company”), ORIX Finance Equity Investors, LP, a Delaware limited partnership (“ORIX”), and the other parties listed on the signature pages hereof (the “Investors”).
Recitals
     Whereas, in connection with the Company’s Series D Preferred Stock financing, the Company, the Investors, and certain other parties have previously entered into that certain Fourth Amended and Restated Registration Rights Agreement, dated as of June 26, 2007 (the “Agreement”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.
     Whereas, on September 26, 2008 the Company entered into that certain Loan and Security Agreement (the “Loan Agreement”) with BroadSoft International, Inc., a Delaware corporation, BroadSoft M6, LLC, a Delaware limited liability company, and ORIX Venture Finance LLC, a Delaware limited liability company, and it was a condition to the Loan Agreement that the Company issue a warrant (the “ORIX Warrant”) to ORIX to acquire 699,301 shares of the Company’s common stock, at an initial exercise price of $1.43 per share.
     Whereas, the Loan Agreement provides that the Company shall take such actions as may be necessary to cause ORIX to become a party to the Agreement and to provide ORIX with certain “piggyback” and S-3 registration rights.
     Whereas, Section 2.3 of the Agreement provides that the Agreement may be amended if the Company agrees thereto and obtains the written consent of persons holding or having the right to acquire in the aggregate a majority of the Registrable Securities (as defined therein) then outstanding.
     Whereas, the Company, the Investors party hereto who hold or have the right to acquire in the aggregate a majority of the Registrable Securities then outstanding, and ORIX desire to amend the Agreement as set forth herein to cause ORIX to become a party to the Agreement and to provide ORIX with certain “piggyback” and S-3 registration rights thereunder.
Agreements
     Now, Therefore, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1. Amendment to Section 1.1(h). Pursuant to this Amendment, the definition of “Registrable Securities” in Section 1.1(h) of the Agreement is hereby deleted in its entirety and replaced with the following:
          (h) The term “Registrable Securities” means (i) the Investors’ Common Shares or any Common Stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of Investors’ Common Shares, (ii) shares of Common Stock issued upon conversion of the Series B-1 Shares, Series C-1 Shares, and Series D Shares, (iii) any other shares of Common Stock acquired on or after the date hereof by any Investor, and (iv) for all purposes of this Agreement other than Section 1.2, shares of Common Stock issued upon exercise of the ORIX Warrant, and any Common stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, such shares of Common Stock; provided, however, that any shares previously sold pursuant to a registered public offering or pursuant to an exemption from the registration requirements of the 1933 Act under which the transferee does not receive “restricted securities” shall cease to be Registrable Securities.
     2. Addition of Sections 1.1(p) and 1.1(q). Pursuant to this Amendment, the following definitions are hereby added to Section 1.1 of the Agreement:
          (p) The term “ORIX Warrant” means that certain Warrant to Purchase Stock, dated as of September 26, 2008, made by the Company in favor of ORIX Finance Equity Investors, LP, as amended and in effect from time to time.
          (q) The term “ORIX Warrantholder” means (i) until such time as the ORIX Warrant has been exercised, the record holder of the ORIX Warrant or, if the ORIX Warrant has been assigned or transferred in part in accordance with the terms of the ORIX Warrant, then such term shall mean those record holders who have the right to acquire a majority of the shares of Common Stock issuable under all ORIX Warrants and (ii) after the ORIX Warrant has been exercised, the record holder(s) of a majority of the shares of Common Stock issued upon exercise of the ORIX Warrant.
     3. ORIX Made a Party. By virtue of its execution and delivery of this Amendment, ORIX is hereby made a party to the Agreement.
     4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     5. Effectiveness. This Amendment shall become effective upon the execution hereof by the Company, persons holding or having the right to acquire in the aggregate at least a majority of the aggregate of the Registrable Securities then outstanding, and ORIX.
     6. Governing Law. This Amendment shall be deemed a contract made under the laws of the State of Delaware and, together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State.
     7. Continuing Effect. Other than as set forth in this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect.

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[Signature Pages Follow]

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     In Witness Whereof, the parties have executed this First Amendment to Fourth Amended and Restated Registration Rights Agreement as of the day and year first above written.

COMPANY:	BROADSOFT, INC.
	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President, General Counsel, and Secretary

[Signature Page to
First Amendment to Fourth Amended and Restated Registration Rights Agreement]

ORIX:	ORIX Finance Equity Investors, LP, a Delaware limited partnership By: ORIX Finance Corp., a Delaware corporation, its General Partner
	By:	/s/ Kevin P. Sheehan
		Name:	Kevin P. Sheehan
		Title:	Authorized Representative

[Signature Page to
First Amendment to Fourth Amended and Restated Registration Rights Agreement]

INVESTORS:	Bessemer Venture Partners IV L.P. By: Deer IV & Co. LLC, General Partner
	By:	/s/ J. Edmund Colloton
		Name:	J. Edmund Colloton
		Title:	Chief Operating Officer

Bessec Ventures IV, L.P. By: Deer IV & Co. LLC, General Partner
	By:	/s/ J. Edmund Colloton
		Name:	J. Edmund Colloton
		Title:	Chief Operating Officer

Plum Bush, Inc.
	By:	/s/ J. Edmund Colloton
		Name:	J. Edmund Colloton
		Title:	Attorney-in-Fact

Cove Ventures, LLC
	By:	Cove Road Associates, LLC,
	Its:	Managing Member

	By:	/s/ J. Edmund Colloton
		Name:	J. Edmund Colloton
		Title:	Attorney-in-Fact

/s/ J. Edmund Colloton
Robert Goodman
(By J. Edmund Colloton, Attorney-in-Fact)

[Signature Page to
First Amendment to Fourth Amended and Restated Registration Rights Agreement]

Charles River Partnership IX, A Limited Partnership By: Charles River IX GP Limited Partnership, General Partner
By:
Title: General Partner

Charles River Partnership IX-A, A Limited Partnership By: Charles River IX GP Limited Partnership, General Partner
By:
Title: General Partner

Charles River IX-B LLC By: Charles River Friends, Inc., Manager
By:
Title: Officer

Charles River IX-C LLC By: Charles River Friends, Inc., Manager
By:
Title: Officer

[Signature Page to
First Amendment to Fourth Amended and Restated Registration Rights Agreement]

Columbia BroadSoft Investors, LLC By: Columbia Capital, L.L.C. Its: Managing Partner
By:	/s/ Donald A. Doering
	Name:	Donald A. Doering
	Title:	Executive Vice President

[Signature Page to
First Amendment to Fourth Amended and Restated Registration Rights Agreement]

RRE Ventures III-A, L.P.
By:
Andrew Zalasin
General Partner

RRE Ventures III, L.P.
By:
Andrew Zalasin
General Partner

RRE Ventures Fund III, L.P.
By:
Andrew Zalasin
General Partner

[Signature Page to
First Amendment to Fourth Amended and Restated Registration Rights Agreement]

Grotech Partners VI, L.P. By: Grotech Capital Group VI, LLC Its General Partner
By:	/s/ Joseph R. Zell
Joseph R. Zell
General Partner

[Signature Page to
First Amendment to Fourth Amended and Restated Registration Rights Agreement]

Meritech Capital Partners III, L.P. By: Meritech Capital Associates III, L.L.C., its General Partner By: Meritech Management Associates III, L.L.C., a managing member
By:	/s/ Paul S. Madera
Paul S. Madera, a Managing Member

Meritech Capital Affiliates III, L.P. By: Meritech Capital Associates III, L.L.C., its General Partner By: Meritech Management Associates III, L.L.C., a managing member
By:	/s/ Paul S. Madera
Paul S. Madera, a Managing Member

[Signature Page to
First Amendment to Fourth Amended and Restated Registration Rights Agreement]

Comcast Interactive Capital, L.P. By: Comcast CICG GP, LLC Its: General Partner By: Comcast Capital Corporation Its: Manager
By:	/s/ James P. McCue
	Name:	James P. McCue
	Title:	President

[Signature Page to
First Amendment to Fourth Amended and Restated Registration Rights Agreement]